CONFORMED COPY

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 29, 2015

CAMBREX CORPORATION
(Exact name of Registrant as specified in its charter)

DELAWARE	1-10638	22-2476135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY	07073
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(201) 804-3000

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of Cambrex Corporation (the “Company”) held on April 29, 2015, the Company’s stockholders approved the Cambrex Corporation 2009 Long-Term Incentive Plan, as amended and restated (the “Plan”).

The Plan provides for the award of equity based and non-equity based long-term incentive awards to our employees, directors, officers, consultants, or other personal service providers. A brief description of the terms and conditions of the Plan is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 18, 2015 (the “Proxy Statement”), under the heading “Proposal No. 3 – Approval of the 2009 Long-Term Incentive Plan, as Amended and Restated.” The Plan was amended and restated primarily to increase the number of shares available for issuance under the Plan and to increase the aggregate number of shares issuable under full-value awards (e.g., restricted stock, restricted stock units and stock awards). The Company also sought and obtained stockholder approval of the performance goals under the Plan for purposes of the performance-based compensation exception to the $1.0 million deduction limitation under Section 162(m) of the Internal Revenue Code. A copy of the Plan is included as Exhibit 1 to the Proxy Statement, and this summary is qualified in its entirety by reference to the full text of the Plan and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 29, 2015, the Company held its annual meeting of stockholders pursuant to notice duly given. The proposals are described in the Proxy Statement. Each of the proposals was approved by the stockholders pursuant to the voting results set forth below.

1. Proposal 1 – Election of Directors. All of the nominees for director were elected for a term expiring at the annual meeting of stockholders in 2016 by the votes set forth in the table below:

	For	Against	Abstain	Broker Non-Votes
Rosina B. Dixon	24,749,842	434,617	21,073	2,122,030
Kathryn Rudie Harrigan	24,783,974	393,427	28,131	2,122,030
Leon J. Hendrix, Jr.	24,219,068	965,254	21,210	2,122,030
Ilan Kaufthal	23,730,542	1,453,930	21,060	2,122,030
Steven M. Klosk	24,849,102	334,806	21,624	2,122,030
William B. Korb	24,823,349	360,572	21,611	2,122,030
Peter G. Tombros	24,826,256	357,853	21,423	2,122,030
Shlomo Yanai	24,869,236	314,572	21,724	2,122,030

2. Proposal 2 – Say on Pay. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement, as set forth below:

For	Against	Abstain	Broker Non-Votes
23,911,804	1,138,076	155,652	2,122,030

3. Proposal 3 – Approval of the 2009 Long Term Incentive Plan as amended and restated. The Company’s stockholders approved the Cambrex Corporation 2009 Long-Term Incentive Plan, as amended and restated, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
24,051,647	1,123,060	30,825	2,122,030

4. Proposal 4 – Ratification of Independent Registered Public Accountants. The Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015, by the votes set forth in the table below:

For	Against	Abstain
26,877,553	433,496	16,513

The proposal to ratify the appointment of BDO USA, LLP was a routine matter and, therefore, there were no broker non-votes to that matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION

Date: April 29, 2015	By:	/s/ Samantha Hanley
	Name:	Samantha Hanley
	Title:	Vice President and General Counsel